SUB-ITEM 77c

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM FLOATING RATE FUND


A Special Meeting of Shareholders of AIM Floating Rate Fund was held on August 17, 2001.

At such meeting, shareholders of AIM Floating Rate Fund were asked to:

1. Elect the following Trustees: Robert H.Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

2.       Approve a new Investment Advisory Agreement with A I M Advisors, Inc.

3. Approve a new Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Senior Secured Management, Inc.

4. Approve a new Sub-Sub-Advisory Agreement between INVESCO Senior Secured Management, Inc. and INVESCO, Inc.

5. Approve changing certain of the fundamental investment restrictions of the Fund.

6. Approve changing the investment objective of the Fund and making it non-fundamental.

7. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.


For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                                  Withheld/
         Trustees/Matter                           Votes For     Abstentions
         ---------------                           ---------     -----------

(1)      Robert H. Graham..........................26,175,515      655,009
         Frank S. Bayley...........................26,167,921      662,603
         Ruth H. Quigley...........................26,153,375      677,149
         Bruce L. Crockett.........................26,187,850      642,674
         Owen Daly II..............................26,148,762      681,762
         Albert R. Dowden..........................26,180,325      650,199
         Edward K. Dunn, Jr........................26,176,171      654,353
         Jack M. Fields............................26,183,713      646,811
         Carl Frischling...........................26,162,265      668,259
         Prema Mathai-Davis........................26,156,559      673,965
         Lewis F. Pennock..........................26,168,796      661,728
         Louis S. Sklar............................26,187,850      642,674


                                                      Votes       Withheld/
         Matter                         Votes For     Against    Abstentions
         ------                         ---------     -------    -----------

(2)      Approval of a new Investment
         Advisory Agreement with
         A I M Advisors, Inc.............25,240,591   503,510     1,086,423

(3)      Approval of a new Sub-Advisory
         Agreement between A I M
         Advisors, Inc. and INVESCO
         Senior Secured Management, Inc..25,141,998   614,249     1,074,277

(4)      Approval of a new
         Sub-Sub-Advisory Agreement
         between INVESCO Senior Secured
         Management, Inc. and
         INVESCO, Inc....................25,060,317   652,775     1,117,432

(5) (a)  Approval of the Modification of
         the Fundamental Restriction on
         Issuing Senior Securities and
         Borrowing Money.................19,198,868   898,190     6,733,466*

(5) (b)  Approval of the Modification
         of the Fundamental Restriction
         on Underwriting Securities......19,313,361   801,017     6,716,146*

(5) (c)  Approval of the Modification
         of the Fundamental Restriction
         on Real Estate Investments......19,360,549   778,360     6,691,615*

(5) (d)  Approval of the Modification
         of the Fundamental Restriction
         onPurchasing or Selling
         Commodities.....................19,332,774   772,803     6,724,947*

(5) (e)  Approval of the Modification
         of the Fundamental Restriction
         on Making Loans.................19,220,459   892,794     6,717,271*

(5) (f)  Approval of a new Fundamental
         Investment Restriction on
         Investing all of the Fund's
         Assets in a Fund................19,212,931   854,873     6,762,720*

(6)      Approval of changing the
         Investment Objective and
         Making it Non-Fundamental.......18,961,972 1,036,136     6,832,416*

(7)      Ratification of the selection
         of PricewaterhouseCoopers LLP
         as Independent Accountants of
         the Fund........................25,502,258   366,796       961,470


------------
* Includes Broker Non-Votes